UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 21, 2005

COMMISSION FILE NUMBER: 001-03985

EDO CORPORATION

(Exact name of registrant as specified in its charter)

New York	11-0707740
(State of incorporation)	(I.R.S. Employer Identification No.)

60 East 42nd Street – 42nd Floor New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

(212) 716-2000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 21, 2005, EDO Corporation (the “Company”) completed an offering of $175,000,000 principal amount of 4.0% Convertible Senior Subordinated Notes due 2025 (the “Notes”). The Notes were sold under the Company’s effective Registration Statement on Form S-3 (Registration Statement No. 333-111483), as amended, and were issued pursuant to the Indenture, dated as of November 21, 2005 (the “Base Indenture”), between the Company and HSBC Bank USA, National Association (“HSBC”), as Trustee, as supplemented by the First Supplemental Indenture, dated as of November 21, 2005, between the Company and HSBC, as Trustee (the “Supplemental Indenture”).

The Notes bear interest at a rate of 4.0% per year. The Company will pay interest on the Notes on May 15 and November 15 of each year, beginning May 15, 2006. The Notes mature on November 15, 2025.

The Notes may be converted into the Company’s common shares, $1.00 par value per share (the “Common Shares”), at an initial conversion rate of 29.2493 Common Shares per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $34.19 per share. In addition, if certain corporate transactions that constitute a change of control occur on or prior to November 15, 2012, the Company will increase the conversion rate in certain circumstances, unless any such transaction constitutes a public acquirer change of control and the Company elects to modify the conversion rate into the common stock of the public acquirer.

The Company may redeem some or all of the Notes at any time on or after November 20, 2010 at redemption prices specified in the Supplemental Indenture, plus any accrued and unpaid interest, to but excluding the date fixed for redemption.

Holders of the Notes have the right to require the Company to repurchase all or a portion of their Notes at 100% of the principal amount thereof plus accrued and unpaid interest on November 15, 2012, November 15, 2015 and November 15, 2020 or in the event of certain fundamental changes or a termination of trading.

The Notes are unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all of the Company’s existing and future senior indebtedness.

Upon the occurrence of certain events related to the bankruptcy, insolvency or reorganization of the Company or its subsidiaries, the Notes (including all interest thereon) shall automatically become due and payable. Other than with respect to the bankruptcy, insolvency or reorganization of the Company or its subsidiaries, if an event of default with respect to the Notes occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes may declare the Notes due and payable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture and the form of the Note, each of which are attached hereto as exhibits to this report and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Exhibit
4(e)	Indenture, dated as of November 21, 2005, by and between EDO Corporation and HSBC Bank USA, National Association, as Trustee

4(f)	First Supplemental Indenture, dated as of November 21, 2005, by and between EDO Corporation and HSBC Bank USA, National Association, as Trustee

4(g)	Form of 4.0% Convertible Senior Subordinated Notes due 2025

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDO CORPORATION

By	/s/ FREDERIC B. BASSETT
Vice President-Finance, Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	November 21, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4(e)	Indenture, dated as of November 21, 2005, by and between EDO Corporation and HSBC Bank USA, National Association, as Trustee

4(f)	First Supplemental Indenture, dated as of November 21, 2005, by and between EDO Corporation and HSBC Bank USA, National Association, as Trustee

4(g)	Form of 4.0% Convertible Senior Subordinated Notes due 2025

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)